Exhibit 99.1


                              In Full Affect, Inc.
               Proxy Solicited on Behalf of the Board of Directors


     The undersigned hereby appoints Daniel L. Hodges, proxy, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated below and upon any and all other matters that may properly be brought before such meeting, all shares of Common Stock that the undersigned would be entitled to vote at a Annual Meeting of Shareholders of In Full Affect, Inc. ("In Full Affect") to be held at 10130 E. Winding Trail, Tucson, Arizona, on __________ __, 2001 at ___ _.m., local time, or any adjournments thereof, for the following purposes:

1. To approve the Plan of Merger, dated as of __________, 2001, by and between In Full Affect and Victor Ebner Enterprises, Inc. ("Victor Ebner"), which provides for the merger of Victor Ebner and In Full Affect. The Plan of Merger is enclosed with the accompanying Proxy Statement as Appendix A.

                 [   ]  FOR     [   ]  AGAINST     [   ]  ABSTAIN

2. To authorize the proxy, in his discretion, to vote upon any other business that may properly come before the meeting, or any adjournments thereof, including to vote in favor of an adjournment of the meeting, if necessary, in order to solicit additional votes in favor of approval of the Plan of Merger.

                 [   ]  FOR     [   ]  AGAINST     [   ]  ABSTAIN

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEM 1.


_____________________________               ___________________________________
     Printed  Name                                   Signature



                                            ___________________________________
                                                     Signature


                                   Dated: ______________ , 2001

                                   (If  signing  as  Attorney, Administrator,
                                    Executor, Guardian or Trustee, please add your title as such.)


                   PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY